UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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Pilgrim’s Pride Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pilgrim's Pride Corporation

ADDENDUM TO PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 11:00 A.M., LOCAL TIME, ON JANUARY 30, 2008
AT 4845 U.S. HIGHWAY 271 NORTH, PITTSBURG, TEXAS 75686

The Board of Directors of Pilgrim’s Pride Corporation is sad to report that on December 17, 2007 O.B. Goolsby, Jr. passed away.  Mr. Goolsby was our President, Chief Executive Officer and a Director and a nominee for Director.  Because this occurred after the notice of the annual meeting and related proxy statement had been printed, this Addendum updates certain information to reflect Mr. Goolsby’s unexpected death and certain related matters.  To the extent the information in this Addendum differs from or conflicts with the information contained in the proxy statement and related notice of annual meeting, this Addendum shall supersede and replace such information.

As a result of Mr. Goolsby's passing, our Board of Directors reduced the size of the Board from thirteen to twelve members, so no vacancy on the Board currently exists, and elected Lonnie Ken Pilgrim, our Chairman of the Board, to serve as interim President.

Accordingly, at the annual meeting, stockholders will now vote on and elect twelve directors. While Mr. Goolsby's name is on the enclosed proxy card, because of his death, any votes cast for him will have no effect in the election. With regard to all other nominees and the other proposal, proxies will be voted in accordance with the specifications submitted by stockholders.  The Board of Directors recommends that you vote FOR the election of all of the individuals who have been nominated to serve as Directors and FOR the other proposal. Proxies will be so voted unless stockholders specify otherwise.

This Addendum will be mailed with the notice of annual meeting of stockholders to be held on January 30, 2008, the proxy statement with detailed information about the matters to be considered at the annual meeting and the proxy card on or about December 21, 2007.  We currently expect that our 2009 annual meeting of stockholders will be held on Wednesday, January 28, 2009.  In order for stockholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to be considered for inclusion in the proxy materials for the 2009 Annual Meeting, they must be received by our Secretary at our principal executive offices no later than the close of business on August 23, 2008.

As reported in the accompanying proxy statement, the Board of Directors has fixed the close of business on December 7, 2007, as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting. Whether or not you plan to attend the annual meeting, please read carefully this Addendum and the accompanying proxy statement and vote at your earliest convenience.

YOUR VOTE IS IMPORTANT!
PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY OR VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD

December 20, 2007